UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  January 8, 2008
Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio	44062-0035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(440) 632-1666

[not applicable]

(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 8, 2008, Middlefield Banc Corp.’s (“Middlefield”) Board of Directors decided to increase Middlefield’s provision for loan and lease losses expense by $170,000, and the total provision expense for 2007 is now expected to be $429,391. The additional loan loss provision is a result of asset value deterioration. Middlefield will continue to monitor the credit quality of the lending portfolio in the future to maintain the allowance for loan losses at an appropriate level.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: January 16, 2008	/s/ James R. Heslop II
James R. Heslop II
Executive Vice President and COO